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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Tufco Technologies, Inc. on Form S-8 of our report dated November 9, 1995, appearing in the Annual Report on Form 10-K of Tufco Technologies, Inc. for the year ended September 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




                                    /s/ Wipfli Ullrich Bertelson LLP
                                    Wipfli Ullrich Bertelson LLP
                                    Green Bay, Wisconsin


January 23, 1998



Tufco Technologies/S-8